Exhibit 99.1

magicJack Expects All-time Record Revenue and Income for Q1 2012 of
Approximately $37.4 Million and $7.8 Million Respectively

The Company is Hoping to Accelerate Buyback Program; Vento Appointed Chairman

West Palm Beach, FL, and Netanya, Israel – April 9th, 2012 - magicJack VocalTec, Ltd. (Nasdaq: CALL) (“the Company”), a cloud communications leader that invented voice over IP (VoIP) and sold over eight million magicJacks®, today announced estimates for the first quarter ended March 31st, 2012, and that the Company intends to resume its share buyback program. The Company also confirmed that longtime Director Mr. Gerald T. Vento has been appointed Chairman.

First Quarter Estimates and Comparisons

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GAAP revenue, net income and earnings per share (EPS) for the first quarter 2012 are expected to be approximately $37.4 million, $7.8 million and $0.37 respectively, before any adjustments (including one-time, extraordinary or non-recurring items). These numbers are preliminary and may vary up or down by 3% and 10% for revenue and income respectively. These numbers include a one-time positive adjustment of approximately $2.5 million realized upon implementation of billing rules for pre-purchased minutes. Excluding adjustments, the Company expects to earn approximately $0.26 per share compared to the average of the current analysts’ estimates of $0.13 per share. If the Company used non-GAAP “cash” measurements like many other companies, EPS would be slightly higher.

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The Company’s "other income" increased EPS by $0.04 compared to the prior average three trailing quarters. Some of this increase in “other income” is to be expected as the Company has significantly increased its cash position (including cash equivalents and investments).

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Deferred revenue at quarter-end is expected to be approximately $137.5 million and cash was approximately $60.5 million, both new records for the Company. The Company had 21,057,594 shares outstanding at the end of the first quarter and also continues to have no secured debt on its books.

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For comparison, first quarter 2011 revenue, net income and EPS were $30.8 million, $1.8 million and $0.08 respectively. The Company had cash balances of $49.0 million and 23,076,112 shares outstanding at the end of the first quarter 2011. Comparing first quarter 2011 cash balances to first quarter 2012 saw an increase of $11.5 million even after the Company bought back over 2 million shares in this time frame.

•	The Company will file its full quarterly results with the Securities and Exchange Commission (SEC) on Form 10-Q in May.

Commenting on the Company’s recent S-3 filing with the SEC, magicJack President Andrew MacInnes stated, “The Company recently filed a shelf registration statement as a new domestic filer to replace previous filings magicJack made as a foreign filer. Most sophisticated public companies keep a shelf on file to give them the greatest financial flexibility as market conditions warrant. The Company presently has absolutely no intention of raising money. In fact quite the opposite, we hope to repurchase the maximum amount available under our current large share buyback program. Management will also seek approval to increase the size of the buyback program by an additional $20 million. We are in the strongest financial position ever. To repeat, the Company will not be selling shares now and we will resume our efforts to repurchase the maximum number of shares possible and capture the tremendous value at the current low share prices for the benefit of all shareholders.”

The Company also confirmed the appointment of Mr. Gerald T. Vento as Chairman of the Board. Mr. Vento has been a Director of magicJack, and prior to that YMax Corporation, since 2008 and has more than three decades of experience in cable, telephony and wireless businesses. Notably, Mr. Vento founded TeleCorp PCS, Inc. in 1996 and as CEO and Chairman sold the company in 2002 to AT&T Wireless at a valuation of $5.7 billion. Independent Director, and also very successful businessman and philanthropist, Mr. Donald A. Burns, has agreed to assume Mr. Vento’s position on the Audit Committee of the Board of Directors.

With Mr. Vento’s appointment, Daniel Borislow, CEO of magicJack, stated, “Gerry’s vast business experience continues to prove invaluable to the Company and myself. With the Company becoming a domestic filer, it was appropriate that he move into this leadership role on the Board. We want to thank former Chairman Ilan Rosen, who helped guide us through the merger of VocalTec and YMax Corporation, for his service and dedication to the Company. Ilan also agreed that with the current growth and value of the Company Gerry should now be the Chairman and he made the sacrifice to make this happen.”

The Company remains on track with previously announced initiatives and will give further updates as they get closer to materializing. The Company had previous expectations of 20% to 30% annual revenue growth in 2012 compared to 2011 and EPS of $1.25 to $1.50 and hopes to reach, and will exert extreme effort in an attempt to exceed, the upper limit of these estimates. magicJack remains confident that it will to achieve its stated goals outlined in prior press releases/filings and after currently announcing its financial expectations for Q1 2012, intends to immediately resume its buyback program.

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this press release, including statements about our projected revenues, cash flows, strategy, future operations, new product introductions and customer acceptance, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. Many factors could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements. These factors include, among other things: changes to our business resulting from increased competition; any operational or cultural difficulties associated with the continuing integration of the businesses of VocalTec and YMax; potential adverse reactions or changes to business relationships resulting from the completion of the merger; unexpected costs, charges or expenses resulting from the merger; the ability of the combined Company to achieve the estimated potential synergies or the longer time it may take, and increased costs required, to achieve those synergies; our ability to develop, introduce and market innovative products, services and applications; our customer turnover rate and our customer acceptance rate; changes in general economic, business, political and regulatory conditions; availability and costs associated with operating our network; potential liability resulting from pending or future litigation, or from changes in the laws, regulations or policies; the degree of legal protection afforded to our products; changes in the composition or restructuring of us or our subsidiaries and the successful completion of acquisitions, divestitures and joint venture activities; and the various other factors discussed in the “Risk Factors” section of  our Annual Report on Form 10-K  and other filings  with the Securities and Exchange Commission. Such factors, among others, could have a material adverse effect upon our business, results of operations and financial condition. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

magicJack® is a registered trademark of magicJack VocalTec Ltd. All other product or company names mentioned are the property of their respective owners.

About magicJack VocalTec Ltd.
magicJack VocalTec Ltd. (Nasdaq: CALL), the inventor of VoIP including the softphone and magicJack, has the goal of becoming the leading international provider of global voice over many platforms. The Company has achieved sales of over eight million of the easy-to-use, award-winning magicJack since the device’s launch in 2008, and has the use of over 30 patents, some dating to when the Company invented VoIP. It is the largest reaching CLEC (Competitive Local Exchange Carrier) in the United States in terms of area codes available and certification in number of states, and the network has historically had uptime of over 99.99 percent.

Contact:
Investor Relations
Andrew MacInnes, President
561-749-2255
ir@magicJack.com

Media Relations
Kari Hernandez, INK Public Relations for magicJack
512-382-8982
magicjack@ink-pr.com